UNITED STATES
                  SECURITIES AND EXCHANGE COMMISSION
                        WASHINGTON, DC  20549
                              FORM  8-K



CURRENT REPORT PURSUANT SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934



DATE OF REPORT:  May 7, 1998



Commission File No. 0-10585



                     Mid Am, Inc.
(Exact Name of Registrant as Specified in its Charter)



               Ohio                       34-1580978
(State of Other Jurisdiction of          (IRS Employer
 Incorporation or Organization)      Identification Number)



221 South Church Street, Bowling Green, Ohio         43402
(Address of Principal Executive Office)            (Zip Code)



        (419) 327-6300
(Registrant's Telephone Number)








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ITEM 5:   OTHER EVENTS


On April 24, 1998, Mid Am, Inc. (the Company) shareholders approved an Amendment of Article Fourth of the Amended Articles of Incorporation of the Company to increase the number of common shares authorized from 35 million shares to 100 million shares. The number of authorized shares of the Company will be 102 million shares, of which 100 million are common shares without par value and 2 million are preferred shares without par value.




































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SIGNATURES



Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.



MID AM, INC.
Registrant



/s/  Dennis L. Nemec



Dennis L. Nemec
Executive Vice President / Chief Financial Officer



Date:  May 7, 1998